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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 2, 2004

                       TRANSACT TECHNOLOGIES INCORPORATED

             (Exact name of registrant as specified in its charter)




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
           Delaware                                    0-21121                                      06-1456680
(State or other jurisdiction                   (Commission file number)                           (I.R.S. employer
of incorporation)                                                                                identification no.)

7 Laser Lane, Wallingford, CT                                                                         06492
(Address of principal executive offices)                                                            (Zip Code)

Registrant's telephone number, including area code:                                                 (203) 269-1198

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))



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Item 1.01 Entry into a Material Definitive Agreement.

On December 2, 2004, TransAct Technologies Incorporated entered into a lease agreement with Las Vegas Airport Properties LLC for a new, approximately 13,700 square foot facility located in the Hughes Airport Facility at 6700 Paradise Road, Suite D, Las Vegas, Nevada 89119. The new facility will serve as TransAct's global gaming and lottery headquarters and western region service center, as well as house TransAct's west coast point of sale and banking sales unit. The lease extends for a five-year term commencing on the earlier of (i) January 1, 2005, or (ii) the completion of certain specified tenant improvements to the premises. The lease also provides for an abatement of rent for the first six months of the lease term, as well as an option to renew and extend the lease for one term of five years at the expiration of the initial term of the lease. Assuming a January 1, 2005 commencement date, minimum rental payments required under this non-cancelable lease are as follows: $64,000 in 2005, $132,000 in 2006, $136,000 in 2007; $140,000 in 2008; and $144,000 in 2009.






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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


TRANSACT TECHNOLOGIES INCORPORATED



By: /s/ Steven A. DeMartino
-----------------------------------
Steven A. DeMartino
Executive Vice President and
Chief Financial Officer



Date: December 7, 2004


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